Exhibit 99.1

PRESS RELEASE

AbbVie Reports Full-Year and Fourth-Quarter 2016 Financial Results

•                 Reports Full-Year Diluted EPS of $3.63 on a GAAP Basis; Adjusted Diluted EPS of $4.82, Reflecting Growth of 12.4 Percent

•                 Delivers Full-Year Net Revenues of $25.638 Billion on a GAAP Basis; Adjusted Net Revenues of $25.560 Billion Grew 13.3 Percent on an Operational Basis

•                 Full-Year Global Humira Sales of $16.078 Billion Increased 16.1 Percent on an Operational Basis

•                 Full-Year Global IMBRUVICA Net Revenues Exceeded $1.8 Billion

•                 Reports Fourth-Quarter Diluted EPS of $0.85 on a GAAP Basis; Adjusted Diluted EPS of $1.20 Reflects Growth of 6.2 Percent Over Fourth-Quarter 2015

•                 Delivers Fourth-Quarter Net Revenues of $6.796 Billion on a GAAP Basis; Adjusted Net Revenues of $6.784 Billion Grew 6.9 Percent on an Operational Basis

•                 Revenue Growth in the Quarter Reflects 15.5 Percent HUMIRA Global Reported Sales Growth; 16.2 Percent Growth on an Operational Basis

•                 Provides 2017 GAAP Diluted EPS Guidance Range of $4.55 to $4.65; Provides 2017 Adjusted Diluted EPS Guidance Range of $5.44 to $5.54, Representing Growth of 13.9 Percent at the Midpoint

NORTH CHICAGO, Ill., January 27, 2017 — AbbVie (NYSE:ABBV) announced financial results for the fourth quarter and full year ended December 31, 2016.

“The fourth quarter was a continuation of the strong performance and business momentum AbbVie has delivered since we became an independent company in 2013. Our 2016 revenue and EPS growth rank us among the leaders in our industry,” said Richard A. Gonzalez, chairman and chief executive officer, AbbVie. “We continue to make significant progress on our objectives across each aspect of our company strategy, with strong commercial execution, financial discipline and a focus on our advancing pipeline to drive long-term sustainable growth. Our guidance for 2017 reflects continued strong performance and confidence in our business fundamentals.”

Fourth-Quarter Results

•                  Worldwide GAAP net revenues were $6.796 billion in the fourth quarter, up 6.2 percent. Worldwide adjusted net revenues of $6.784 billion increased 6.9 percent, excluding a 0.2 percent unfavorable impact from foreign exchange rate fluctuations.

Fourth-Quarter Results (continued)

•                  Global HUMIRA sales increased 15.5 percent on a reported basis, or 16.2 percent operationally, excluding a 0.7 percent unfavorable impact from foreign exchange. In the U.S., HUMIRA sales grew 23.5 percent in the quarter. Internationally, HUMIRA sales grew 4.1 percent, excluding a 2.0 percent unfavorable impact from foreign exchange. Strong sales growth was driven by continued momentum across all three major market categories — rheumatology, dermatology and gastroenterology.

•                  Fourth-quarter global IMBRUVICA net revenue was $511 million, with U.S. sales of $434 million and international profit sharing of $77 million for the quarter.

•                  On a GAAP basis, the gross margin ratio in the fourth quarter was 77.1 percent. The adjusted gross margin ratio was 81.0 percent.

•                  On a GAAP basis, selling, general and administrative expense was 24.3 percent of net revenues. The adjusted SG&A expense was 23.9 percent of net revenues.

•                  On a GAAP basis, research and development expense was 17.5 percent of net revenues. The adjusted R&D expense was 17.3 percent, reflecting funding actions supporting all stages of our pipeline.

•                  On a GAAP basis, the operating margin in the fourth quarter was 34.7 percent. The adjusted operating margin was 39.8 percent.

•                  On a GAAP basis, net interest expense was $290 million. Adjusted net interest expense was $251 million. On a GAAP basis, the tax rate in the quarter was 30.4 percent. The adjusted tax rate was 20.2 percent.

•                  Diluted EPS in the fourth quarter was $0.85 on a GAAP basis. Adjusted diluted EPS, excluding intangible asset amortization expense and other specified items, was $1.20, up 6.2 percent.

Key Events from the Fourth Quarter

•                  AbbVie announced that the U.S. Food and Drug Administration (FDA) approved IMBRUVICA to treat patients with marginal zone lymphoma (MZL), an indolent form of non-Hodgkin’s lymphoma (NHL). There are currently no other approved treatments specifically indicated for patients with MZL. This approval marks the fifth unique type of blood cancer indication for IMBRUVICA.

•                  AbbVie presented long-term follow-up data evaluating up to five years of IMBRUVICA use in patients with chronic lymphocytic leukemia/small lymphocytic lymphoma (CLL/SLL) at the American Society of Hematology Annual Meeting and Exposition. In this analysis, 89 percent of treatment-naïve and relapsed/refractory patients with CLL/SLL, including those with high-risk disease, show a complete or partial response. Additionally, at the meeting, AbbVie presented encouraging efficacy and safety findings from a number of ongoing trials in NHL.

Key Events from the Fourth Quarter (continued)

•                  AbbVie announced positive results from a registration-enabling Phase 2 study evaluating IMBRUVICA in patients with chronic graft-versus-host-disease (cGVHD), a serious and debilitating complication of stem cell or bone marrow transplant, who failed prior systemic therapy. The study found IMBRUVICA demonstrated efficacy, sustained responses and reduced symptom severity, with an overall response rate of 67 percent. In 2016, the U.S. FDA granted Breakthrough Therapy Designation and Orphan Drug Designation for IMBRUVICA as a potential treatment for cGVHD after failure of one or more lines of systemic therapy, and the company expects to submit its regulatory application in the first quarter of 2017.

•                  AbbVie announced the European Commission has granted conditional marketing authorization for VENCLYXTO™ (venetoclax) monotherapy for the treatment of CLL in the presence of 17p deletion or TP53 mutation in adult patients who are unsuitable for or have failed a B-cell receptor pathway inhibitor; and for the treatment of CLL in the absence of 17p deletion or TP53 mutation in adult patients who have failed both chemoimmunotherapy and a B-cell receptor pathway inhibitor. In 2016, the U.S. FDA granted accelerated approval of Venclexta for the treatment of patients with CLL with 17p deletion who have received at least one prior therapy. Venclexta is being developed by AbbVie and Genentech, a member of the Roche Group.

•                  AbbVie submitted a New Drug Application to the U.S. FDA for its investigational, pan-genotypic, once-daily, ribavirin-free regimen of glecaprevir (ABT-493)/pibrentasvir (ABT-530) (G/P), being evaluated for the treatment of chronic hepatitis C virus (HCV). In Phase 3 clinical studies, eight weeks of therapy with G/P achieved high sustained virologic response (SVR) rates across all major genotypes (GT 1-6) in patients without cirrhosis, which represents the majority of HCV patients. In patients with compensated cirrhosis, high SVR rates were achieved after 12 weeks of therapy. High SVR rates were also achieved in patients with limited treatment options, such as those with severe chronic kidney disease. In historically difficult to treat populations, including those not cured by prior direct-acting antiviral (DAA) treatment regimens, high SVR rates were achieved with durations as short as 12 weeks. AbbVie received U.S. FDA Breakthrough Therapy Designation for its investigational regimen for the treatment of patients who failed previous therapy with DAAs in genotype 1. AbbVie also submitted its regulatory application in the EU and remains on track for submission in Japan in the first quarter of 2017. The company anticipates commercialization of the next-generation combination in 2017.

•                  AbbVie announced several new global research collaborations with leading healthcare innovators to advance early-stage research in key therapeutic areas such as oncology and immunology. These included a research and license agreement with Pure MHC, a privately-held target discovery company, to discover and validate peptide targets for use with T-cell receptor therapeutics in several types of cancers; an exclusive license with Dong-A-ST, a leading specialty healthcare company in South Korea, for MerTK inhibitors in pre-clinical development for use in conjunction with immuno-oncology therapies; and a partnership with Zebra Biologics, Inc., a discovery stage biotechnology company, to discover agonist antibody therapeutics for inflammatory diseases.

Full-Year 2017 Outlook

AbbVie is issuing GAAP diluted EPS guidance for the full-year 2017 of $4.55 to $4.65. AbbVie expects to deliver adjusted diluted EPS guidance for the full-year 2017 of $5.44 to $5.54, representing growth of 13.9 percent at the mid-point. The company’s 2017 adjusted diluted EPS guidance excludes $0.89 per share of intangible asset amortization expense and other specified items.

About AbbVie

AbbVie is a global, research-based biopharmaceutical company formed in 2013 following separation from Abbott Laboratories. The company’s mission is to use its expertise, dedicated people and unique approach to innovation to develop and market advanced therapies that address some of the world’s most complex and serious diseases. Together with its wholly-owned subsidiary, Pharmacyclics, AbbVie employs approximately 30,000 people worldwide and markets medicines in more than 170 countries. For further information on the company and its people, portfolio and commitments, please visit www.abbvie.com. Follow @abbvie on Twitter or view our Facebook and LinkedIn pages.

Conference Call

AbbVie will host an investor conference call today at 8:00 a.m. Central time to discuss our fourth-quarter performance. The call will be webcast through AbbVie’s Investor Relations website at investors.abbvie.com. An archived edition of the call will be available after 11:00 a.m. Central time.

Non-GAAP Financial Results

Financial results for 2016 and 2015 are presented on both a reported and a non-GAAP basis. Reported results were prepared in accordance with GAAP and include all revenue and expenses recognized during the period. Non-GAAP results adjust for certain non-cash items and for factors that are unusual or unpredictable, and exclude those costs, expenses, and other specified items presented in the reconciliation tables later in this release. AbbVie’s management believes non-GAAP financial measures provide useful information to investors regarding AbbVie’s results of operations and assist management, analysts, and investors in evaluating the performance of the business. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. The company’s 2017 financial guidance is also being provided on both a reported and a non-GAAP basis.

Forward-Looking Statements

Some statements in this news release are, or may be considered, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie’s operations is set forth in Item 1A, “Risk Factors,” of AbbVie’s 2015 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission. AbbVie undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Media: Adelle Infante (847) 938-8745	Investors: Liz Shea (847) 935-2211 Sharon Greenlees (847) 935-0900 Todd Bosse (847) 936-1182

AbbVie Inc.

Key Product Revenues

Quarter Ended December 31, 2016

(Unaudited)

				% Change vs. 4Q15
	Net Revenues (in millions)				International		Total
	U.S.	Int’l.	Total	U.S.	Operational	Reported	Operational	Reported
ADJUSTED NET REVENUES(a)	$4,286	$2,498	$6,784	12.5%	(1.3)%	(2.0)%	6.9%	6.7%
Humira	2,878	1,414	4,292	23.5	4.1	2.1	16.2	15.5
Imbruvica(b)	434	77	511	46.9	61.3	61.3	48.9	48.9
Viekira	54	257	311	(72.3)	(27.5)	(27.9)	(43.5)	(43.7)
Lupron	178	41	219	(5.4)	(13.2)	(11.5)	(6.9)	(6.6)
Synagis	—	270	270	n/a	(4.3)	1.3	(4.3)	1.3
Synthroid	205	—	205	5.9	n/a	n/a	5.9	5.9
Creon	213	—	213	14.9	n/a	n/a	14.9	14.9
AndroGel	174	—	174	(10.4)	n/a	n/a	(10.4)	(10.4)
Kaletra	26	107	133	(34.8)	(24.3)	(26.6)	(26.5)	(28.3)
Sevoflurane	22	79	101	0.9	(5.7)	(8.2)	(4.3)	(6.3)
Duodopa	11	67	78	>100.0	19.3	18.9	26.7	26.4

Note: “Operational” growth reflects the percentage change over the prior year excluding the impact of exchange rate fluctuations.

n/a = not applicable

(a)         Adjusted net revenues exclude specified items. Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details. Percentage change is calculated using adjusted net revenues.

(b)         Reflects profit sharing for Imbruvica international revenues.

AbbVie Inc.

Key Product Revenues

Twelve Months Ended December 31, 2016

(Unaudited)

				% Change vs. 12M15
	Net Revenues (in millions)				International		Total
	U.S.	Int’l.	Total	U.S.	Operational	Reported	Operational	Reported
ADJUSTED NET REVENUES(a)	$15,927	$9,633	$25,560	17.8%	6.7%	3.6%	13.3%	12.0%
Humira	10,432	5,646	16,078	24.1	4.3	0.7	16.1	14.7
Imbruvica(b)	1,580	252	1,832	>100.0	>100.0	>100.0	>100.0	>100.0
Viekira	342	1,180	1,522	(57.4)	42.7	41.3	(6.4)	(7.1)
Lupron	663	158	821	1.5	(5.2)	(8.5)	0.1	(0.6)
Synagis	—	730	730	n/a	(0.4)	(1.5)	(0.4)	(1.5)
Synthroid	763	—	763	1.1	n/a	n/a	1.1	1.1
Creon	730	—	730	15.5	n/a	n/a	15.5	15.5
AndroGel	675	—	675	(2.8)	n/a	n/a	(2.8)	(2.8)
Kaletra	116	433	549	(28.8)	(13.3)	(19.3)	(16.9)	(21.5)
Sevoflurane	80	348	428	(1.0)	(6.9)	(11.4)	(6.0)	(9.7)
Duodopa	37	256	293	>100.0	18.1	16.9	28.1	26.9

Note: “Operational” growth reflects the percentage change over the prior year excluding the impact of exchange rate fluctuations.

n/a = not applicable

(a)         Adjusted net revenues exclude specified items. Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details. Percentage change is calculated using adjusted net revenues.

(b)         Reflects profit sharing for Imbruvica international revenues.

AbbVie Inc.

Consolidated Statements of Earnings

Quarter and Twelve Months Ended December 31, 2016 and 2015

(Unaudited) (In millions, except per share data)

	Fourth Quarter Ended December 31		Twelve Months Ended December 31
	2016	2015	2016	2015
Net revenues	$6,796	$6,400	$25,638	$22,859
Cost of products sold	1,555	1,475	5,833	4,500
Selling, general and administrative	1,653	1,737	5,855	6,387
Research and development	1,190	1,075	4,366	4,285
Acquired in-process research and development	40	—	200	150
Total operating cost and expenses	4,438	4,287	16,254	15,322

Operating earnings	2,358	2,113	9,384	7,537

Interest expense, net	290	199	965	686
Net foreign exchange loss (gain)	(10)	2	303	193
Other expense (income), net	80	(12)	232	13
Earnings before income tax expense	1,998	1,924	7,884	6,645
Income tax expense	607	407	1,931	1,501
Net earnings	$1,391	$1,517	$5,953	$5,144

Diluted earnings per share	$0.85	$0.92	$3.63	$3.13

Adjusted diluted earnings per share(a)	$1.20	$1.13	$4.82	$4.29

Weighted-average diluted shares outstanding	1,623	1,640	1,631	1,637

(a)                                 Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details.

AbbVie Inc.

Reconciliation of GAAP Reported to Non-GAAP Adjusted Information

Quarter Ended December 31, 2016

(Unaudited) (In millions, except per share data)

1.              Specified items impacted results as follows:

	4Q16
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$1,998	$1,391	$0.85
Adjusted for specified items:
Intangible asset amortization	210	170	0.10
Milestones and other R&D expenses	10	10	0.01
Acquired IPR&D	40	40	0.02
Acquisition related costs	63	42	0.02
Change in fair value of contingent consideration	85	85	0.05
Revaluation due to Section 987 tax law change	—	187	0.12
Other	55	39	0.03
As adjusted (non-GAAP)	$2,461	$1,964	$1.20

Milestones and other R&D expenses are associated with milestone payments for previously announced collaborations. Acquired IPR&D primarily reflects an R&D collaboration. Acquisition related costs primarily include the amortization of the acquisition date fair value step-up for inventory related to the acquisition of Pharmacyclics. Other primarily includes a debt extinguishment charge as a result of the redemption of the company’s 1.75% senior notes, milestone revenue under a previously announced collaboration and restructuring charges associated with streamlining global operations.

2.            The impact of the specified items by line item was as follows:

	4Q16
	Net revenues	Cost of products sold	SG&A	R&D	Acquired IPR&D	Interest expense, net	Other expense (income), net
As reported (GAAP)	$6,796	$1,555	$1,653	$1,190	$40	$290	$80
Adjusted for specified items:
Intangible asset amortization	—	(210)	—	—	—	—	—
Milestones and other R&D expenses	—	—	—	(10)	—	—	—
Acquired IPR&D	—	—	—	—	(40)	—	—
Acquisition related costs	—	(53)	(5)	(5)	—	—	—
Change in fair value of contingent consideration	—	—	—	—	—	—	(85)
Other	(12)	(5)	(23)	—	—	(39)	—
As adjusted (non-GAAP)	$6,784	$1,287	$1,625	$1,175	$—	$251	$(5)

3.              The adjusted tax rate for the fourth quarter of 2016 was 20.2 percent, as detailed below:

	4Q16
	Pre-tax income	Income taxes	Tax rate
As reported (GAAP)	$1,998	$607	30.4%
Specified items	463	(110)	(24.0)%
As adjusted (non-GAAP)	$2,461	$497	20.2%

AbbVie Inc.

Reconciliation of GAAP Reported to Non-GAAP Adjusted Information

Quarter Ended December 31, 2015

(Unaudited) (In millions, except per share data)

1.                                      Specified items impacted results as follows:

	4Q15
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$1,924	$1,517	$0.92
Adjusted for specified items:
Intangible asset amortization	140	116	0.07
Pharmacyclics acquisition related costs	105	68	0.04
Restructuring	79	58	0.04
Legal reserves	125	101	0.06
Separation costs and other	3	1	—
As adjusted (non-GAAP)	$2,376	$1,861	$1.13

Pharmacyclics acquisition related costs reflect compensation expense, integration and other costs related to the acquisition of Pharmacyclics. Restructuring is primarily associated with streamlining our global operations. Separation costs and other is primarily related to the separation of AbbVie from Abbott and milestone revenue under a previously announced collaboration.

2.                                      The impact of the specified items by line item was as follows:

	4Q15
	Net Revenues	Cost of products sold	SG&A	R&D
As reported (GAAP)	$6,400	$1,475	$1,737	$1,075
Adjusted for specified items:
Intangible asset amortization	—	(140)	—	—
Pharmacyclics acquisition related costs	—	(49)	(15)	(41)
Restructuring	—	(24)	(39)	(16)
Legal reserves	—	—	(125)	—
Separation costs and other	(40)	(16)	(27)	—
As adjusted (non-GAAP)	$6,360	$1,246	$1,531	$1,018

3.                                      The adjusted tax rate for the fourth quarter of 2015 was 21.6 percent, as detailed below:

	4Q15
	Pre-tax income	Income taxes	Tax rate
As reported (GAAP)	$1,924	$407	21.1%
Specified items	452	108	23.9%
As adjusted (non-GAAP)	$2,376	$515	21.6%

AbbVie Inc.

Reconciliation of GAAP Reported to Non-GAAP Adjusted Information

Twelve Months Ended December 31, 2016

(Unaudited) (In millions, except per share data)

1.                                      Specified items impacted results as follows:

	12M16
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$7,884	$5,953	$3.63
Adjusted for specified items:
Intangible asset amortization	764	615	0.38
Milestones and other R&D expenses	80	80	0.05
Acquired IPR&D	200	200	0.12
Acquisition related costs	392	273	0.16
Change in fair value of contingent consideration	228	228	0.14
Venezuela devaluation loss	298	298	0.18
Revaluation due to Section 987 tax law change	—	187	0.12
Other	59	70	0.04
As adjusted (non-GAAP)	$9,905	$7,904	$4.82

Milestones and other R&D expenses are associated with milestone payments for previously announced collaborations. Acquired IPR&D primarily reflects R&D collaborations as well as upfront payments related to licensing arrangements with third parties. Acquisition related costs primarily include the amortization of the acquisition date fair value step-up for inventory related to the acquisition of Pharmacyclics and compensation expense, financing and other costs associated with the acquisitions of Stemcentrx and Boehringer Ingelheim. Other includes a debt extinguishment charge as a result of the redemption of the company’s 1.75% senior notes, a charge for the impairment of an intangible asset, restructuring charges associated with streamlining global operations, a charge to increase tax reserves, milestone revenue under previously announced collaborations and prior period royalty revenue related to a patent lawsuit settlement.

2.                                      The impact of the specified items by line item was as follows:

	12M16
	Net revenues	Cost of products sold	SG&A	R&D	Acquired IPR&D	Interest expense, net	Net foreign exchange loss	Other expense, net
As reported (GAAP)	$25,638	$5,833	$5,855	$4,366	$200	$965	$303	$232
Adjusted for specified items:
Intangible asset amortization	—	(764)	—	—	—	—	—	—
Milestones and other R&D expenses	—	—	—	(80)	—	—	—	—
Acquired IPR&D	—	—	—	—	(200)	—	—	—
Acquisition related costs	—	(197)	(41)	(140)	—	—	—	(14)
Change in fair value of contingent consideration	—	—	—	—	—	—	—	(228)
Venezuela devaluation loss	—	—	—	—	—	—	(298)	—
Other	(78)	(66)	(38)	6	—	(39)	—	—
As adjusted (non-GAAP)	$25,560	$4,806	$5,776	$4,152	$—	$926	$5	$(10)

3.                                      The adjusted tax rate for the full-year 2016 was 20.2 percent, as detailed below:

	12M16
	Pre-tax income	Income taxes	Tax rate
As reported (GAAP)	$7,884	$1,931	24.5%
Specified items	2,021	70	3.4%
As adjusted (non-GAAP)	$9,905	$2,001	20.2%

AbbVie Inc.

Reconciliation of GAAP Reported to Non-GAAP Adjusted Information

Twelve Months Ended December 31, 2015

(Unaudited) (In millions, except per share data)

1.              Specified items impacted results as follows:

	12M15
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$6,645	$5,144	$3.13
Adjusted for specified items:
Intangible asset amortization	419	328	0.20
Separation costs	270	223	0.13
Pharmacyclics acquisition related costs	645	410	0.25
Milestones and other R&D expenses	480	433	0.26
Acquired IPR&D	150	150	0.09
Shire termination	170	170	0.10
Restructuring	113	82	0.06
Legal reserves	165	129	0.08
Other	(17)	(9)	(0.01)
As adjusted (non-GAAP)	$9,040	$7,060	$4.29

Separation costs are expenses related to the separation of AbbVie from Abbott. Pharmacyclics acquisition related costs reflect compensation expense, transaction, financing, integration and other costs related to the acquisition of Pharmacyclics. Milestones and other R&D expenses are associated with a milestone payment for a previously announced collaboration and the purchase of an FDA priority review voucher from a third party. Acquired IPR&D primarily reflects the C2N collaboration. Shire termination reflects the completed liquidation of remaining foreign currency positions related to the terminated Shire transaction. Restructuring is primarily associated with streamlining our global operations. Other primarily includes a milestone payment received under a previously announced collaboration.

2.              The impact of the specified items by line item was as follows:

	12M15
	Net Revenues	Cost of products sold	SG&A	R&D	Acquired IPR&D	Interest expense, net	Net foreign exchange loss
As reported (GAAP)	$22,859	$4,500	$6,387	$4,285	$150	$686	$193
Adjusted for specified items:
Intangible asset amortization	—	(419)	—	—	—	—	—
Separation costs	—	(5)	(265)	—	—	—	—
Pharmacyclics acquisition related costs	—	(113)	(294)	(152)	—	(86)	—
Milestones and other R&D expenses	—	—	—	(480)	—	—	—
Acquired IPR&D	—	—	—	—	(150)	—	—
Shire termination	—	—	—	—	—	—	(170)
Restructuring	—	(42)	(39)	(32)	—	—	—
Legal reserves	—	—	(165)	—	—	—	—
Other	(40)	(16)	(3)	(4)	—	—	—
As adjusted (non-GAAP)	$22,819	$3,905	$5,621	$3,617	$—	$600	$23

3.              The adjusted tax rate for the full-year 2015 was 21.9 percent, as detailed below:

	12M15
	Pre-tax income	Income taxes	Tax rate
As reported (GAAP)	$6,645	$1,501	22.6%
Specified items	2,395	479	20.0%
As adjusted (non-GAAP)	$9,040	$1,980	21.9%